Exhibit 10.1

CONSENT

THIS CONSENT (this “Consent”), dated as of March 14, 2019, is by and among CREE, INC., a North Carolina corporation (the “Borrower”), the Material Domestic Subsidiaries of the Borrower party hereto (the “Guarantors”), the Lenders (as defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of January 9, 2015 (as amended by the First Amendment to Credit Agreement, dated September 10, 2015, the Consent, dated July 13, 2016, the Second Amendment to Credit Agreement, dated November 13, 2017, the Third Amendment to Credit Agreement, dated August 21, 2018, and as may be further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has informed the Administrative Agent that it intends to sell and transfer (i) assets consisting of its lighting business, including certain related equipment and real property, buildings or structures on such real property, and (ii) all of the Capital Stock of E-Conolight LLC, a Delaware limited liability company, and the aggregate value of the foregoing sales and transfers exceeds 5% of Consolidated Total Assets (collectively, the “Lighting Business Disposition”);

WHEREAS, in connection with the Lighting Business Disposition, the Borrower has requested that the Administrative Agent release (i) E-Conolight LLC as a Guarantor under the Credit Agreement and the other Credit Documents and (ii) the Lien of the Administrative Agent in certain other assets of the Credit Parties in connection with the Lighting Business Disposition (the “Lighting Disposition Release”);

WHEREAS, the Lighting Business Disposition and the Lighting Business Release are not permitted by the Credit Agreement;

WHEREAS, the Credit Parties have requested that the Lenders consent to the Lighting Business Disposition and the Lighting Business Release; and

WHEREAS, the Lenders are willing, in accordance with and subject to the terms and conditions set forth herein, to consent to the Lighting Business Disposition and the Lighting Business Release.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
CONSENT

1.1    Consents.
(a)    Notwithstanding the provisions of Sections 8.5 and 8.9 of the Credit Agreement to the contrary, the Required Lenders hereby consent to the Lighting Business Disposition; provided, that (i) the Lighting Business Disposition shall be completed on or before June 30, 2019, (ii) the Borrower and the other Credit Parties are in compliance with all other terms and conditions (other than Sections 8.5(b) and 8.9) of the Credit Agreement both before and after giving effect to the Lighting Business Disposition, (iii) prior to giving effect to the Lighting Business Disposition, the Administrative Agent shall have received evidence that both before and after giving effect to the Lighting Business Disposition, the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.10 of the Credit Agreement on a pro forma basis and (iv) both before and after giving effect to the Lighting Business Disposition, no Default or Event of Default has occurred or is continuing or would result therefrom. For the avoidance of doubt, the Lighting Business Disposition (i) will be considered an "Asset Disposition" for all purposes of the Credit Agreement (including, without limitation, the definition of “Pro Forma Basis”) and (ii) shall not count against the availability of the Asset Disposition basket set forth in Section 8.5(b) of the Credit Agreement.
(b)    Notwithstanding the provisions of the Credit Agreement to the contrary, the Lenders hereby consent to the Lighting Business Release simultaneously with the consummation of the Lighting Business Disposition, subject to the provisions of clause (a) above.

1.2    Effectiveness of Consents. These Consents shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of, or consent to, any breach, Default or Event of Default other than as specifically waived, or consented to, herein nor as a waiver of, or consent to, any breach, Default or Event of Default of which the Lenders have not been informed by the Credit Parties or any of them, (b) affect the right of the Lenders to demand compliance by the Credit Parties with all terms and conditions of the Credit Documents, except as specifically modified or waived by these Consents, (c) be deemed a waiver of, or consent to, any transaction or future action on the part of the Credit Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Documents, or (d) except as waived, or consented to, hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Credit Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions. This Consent shall become effective as of the day and year set forth above (the “Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)    Executed Consent. The Administrative Agent shall have received a copy of this Consent duly executed by each of the Credit Parties, the Lenders and the Administrative Agent.

(b)    Fees and Expenses.

(i)    The Administrative Agent shall have received from the Borrower, for the account of each Lender that executes and delivers a signature page to the Administrative Agent at or before 5 p.m. (New York City time) on March 1, 2019 (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”), a consent fee in an amount equal to 2 basis points of the aggregate Commitments of all such Consenting Lenders by 5 p.m. (New York City time) on such date. Such fee shall be deemed fully earned by the Consenting Lenders upon the execution and delivery of this Consent by the Borrower and the Lenders.

(ii)    The Administrative Agent shall have received from the Borrower such fees and expenses that are payable in connection with this Consent and King & Spalding LLP shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Consent.

ARTICLE III
MISCELLANEOUS

3.1    Amended Terms. On and after the Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Consent. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a)    It has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Consent.

(b)    This Consent has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization, or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Consent.

(d)    The representations and warranties set forth in Section 6 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).

(e)    After giving effect to this Consent, no event has occurred and is continuing which constitutes a Default or an Event of Default.

3.3    Reaffirmation of Obligations. Each Credit Party hereby ratifies the Credit Agreement as amended by this Consent and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement as so amended applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.4    Credit Document. This Consent shall constitute a Credit Document under the terms of the Credit Agreement.

3.5    Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Consent.

3.6    Entirety. This Consent and the other Credit Documents embody the entire agreement among the parties hereto relating to the subject matter hereof and thereof and supersede all previous documents, agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

3.7    Counterparts; Telecopy. This Consent may be executed in counterparts (and by different parties hereto in different counterparts), each of which when so executed and delivered will constitute an original, but all of which when taken together will constitute a single contract. Delivery of an executed counterpart to this Consent by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.8    No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.9    GOVERNING LAW. THIS AMENDMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW 5-1401 AND 5-1402.

3.10    Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.11    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Section 11.10 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Consent to be duly executed on the date first above written.

BORROWER:                        CREE, INC.,
a North Carolina corporation

By: /s/ Karl Steffen
Name: Karl Steffen
Title: VP & Treasurer

GUARANTORS:                    E-CONOLIGHT LLC,
a Delaware limited liability company

By: /s/ Bradley D. Kohn
Name: Bradley D. Kohn
Title: Secretary of Cree, Inc., Sole Member

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent, Issuing Lender, Swingline Lender and as a Lender

By: /s/ Michael Pugsley
Name: Michael Pugsley
Title: Senior Vice President

LENDERS                        BANK OF AMERICA N.A.,
in its capacity as a Lender

By: /s/ Thomas M. Paulk
Name: Thomas M. Paulk
Title: Senior Vice President

LENDERS                        BMO Harris Bank, N.A.,
in its capacity as a Lender

By: /s/ Jeff LaRue
Name: Jeff LaRue
Title: Vice President

LENDERS                        Citibank N.A.,
in its capacity as a Lender

By: /s/ Blake Grenich
Name: Blake Grenich
Title: Vice President

LENDERS                        First Tennessee Bank NA,
in its capacity as a Lender

By: /s/ Keith A. Sherman
Name: Keith A. Sherman
Title: Senior Vice President
LENDERS                        J.P. Morgan Chase Bank, N.A.,
in its capacity as a Lender

By: /s/ Caitlin Stewart
Name: Caitlin Stewart
Title: Executive Director
LENDERS                        PNC BANK NATIONAL ASSOCIATION,
in its capacity as a Lender

By: /s/ Atlee Martz
Name: Atlee Martz
Title: Vice President
LENDERS                        U.S. Bank National Association,
in its capacity as a Lender

By: /s/ Lukas Coleman
Name: Lukas Coleman
Title: Vice President
LENDERS                        SunTrust Bank
in its capacity as a Lender

By: /s/ Mary K. Lundin
Name: Mary K. Lundin
Title: Director

1